UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2017

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.                                        Other Events.

PepsiCo Senior Notes Offering.

On May 1, 2017, PepsiCo, Inc. (“PepsiCo”) announced an offering of 750,000,000 Canadian dollars (“CAD”) of its 2.150% Senior Notes due 2024 (the “Notes”). HSBC Securities (Canada) Inc., RBC Dominion Securities Inc. and TD Securities Inc. were joint bookrunners for the offering of the Notes.

PepsiCo received net proceeds of approximately CAD746 million, after deducting underwriting discounts and estimated offering expenses payable by PepsiCo. The net proceeds will be used for general corporate purposes, including the repayment of commercial paper.

The Notes were offered and sold pursuant to a Terms Agreement (the “Terms Agreement”) dated May 1, 2017 (incorporating the Underwriting Agreement Standard Provisions dated May 1, 2017) among PepsiCo and the underwriters, under PepsiCo’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-216082), filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2017. PepsiCo has filed with the SEC a prospectus supplement, dated May 1, 2017, together with the accompanying prospectus, dated February 15, 2017, relating to the offer and sale of the Notes. The Notes were issued on May 4, 2017 pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between PepsiCo and The Bank of New York Mellon, as Trustee. The following table summarizes information about the Notes and the offering thereof.

Title of securities:	2.150% Senior Notes due 2024

Aggregate principal amount:	CAD750,000,000

Public offering price:	99.935%

Maturity date:	May 6, 2024

Interest payment dates:	Semi-annually on each May 6 and November 6, commencing on November 6, 2017

Coupon:	2.150%

Optional redemption:	Prior to March 6, 2024, make-whole call at Government of Canada Yield plus 21.5 basis points; par call at any time on or after March 6, 2024

Tax redemption:	The Notes are redeemable at par if changes involving United States taxation occur which could require PepsiCo to pay additional amounts to gross-up investors for tax withholding obligations.

The Notes are unsecured obligations of PepsiCo and rank equally with all of PepsiCo’s other unsecured senior indebtedness. The Indenture also contains customary event of default provisions.

The above description of the Terms Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Terms Agreement, the Indenture and the form of Notes. Each of the Terms Agreement and the form of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 4.1, respectively. The Board of Directors resolutions authorizing PepsiCo’s officers to establish the terms of the Notes have been filed as Exhibit 4.7 to the Registration Statement. The Indenture has been filed as Exhibit 4.3 to the Registration Statement. Opinions regarding the legality of the Notes are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibits 5.1 and 5.2; and consents relating to such incorporation of such opinions are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibits 23.1 and 23.2 by reference to their inclusion within Exhibits 5.1 and 5.2, respectively.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

1.1                               Terms Agreement dated May 1, 2017 (incorporating the Underwriting Agreement Standard Provisions dated May 1, 2017) among PepsiCo and HSBC Securities (Canada) Inc., RBC Dominion Securities Inc. and TD Securities Inc.

4.1                               Form of 2.150% Senior Notes due 2024.

5.1                               Opinion of Davis Polk & Wardwell LLP.

5.2                               Opinion of Womble Carlyle Sandridge & Rice, LLP.

23.1                        Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2                        Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2017	PepsiCo, Inc.

	By:	/s/ Cynthia A. Nastanski
Name: Cynthia A. Nastanski
Title: Senior Vice President, Corporate Law and Deputy Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
1.1

Terms Agreement dated May 1, 2017 (incorporating the Underwriting Agreement Standard Provisions dated May 1, 2017) among PepsiCo and HSBC Securities (Canada) Inc., RBC Dominion Securities Inc. and TD Securities Inc.

4.1	Form of 2.150% Senior Notes due 2024.

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.2).